UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)              On October 23, 2006, David Cooper, Agilent’s Senior Vice President Finance & Treasurer and the company’s principal accounting officer, resigned from Agilent, effective November 3, 2006, to join Art.com, Inc. as its chief financial officer.

(c)               Effective upon Mr. Cooper’s departure on November 3, 2006, as described in paragraph (b) above, Adrian T. Dillon, Agilent’s Executive Vice President, Finance and Administration, Chief Financial Officer will assume the responsibilities of the principal accounting officer of Agilent. Mr. Dillon, 52, has served as Agilent’s Executive Vice President, Finance and Administration, Chief Financial Officer since December 2001. Prior to assuming this position, Mr. Dillon served as Executive Vice President and Chief Financial and Planning Officer of Eaton Corporation from April 1997 to December 2001. Mr. Dillon held various management positions at Eaton Corporation from 1979 to 1997. Mr. Dillon is the chairman of the board of directors of Verigy Ltd. and is a member of the board of directors of Williams-Sonoma, Inc.

Mr. Dillon is party to a change of control severance agreement with Agilent and is the recipient of a relocation loan from Agilent, made on February 5, 2002. The terms of Mr. Dillon’s change of control severance agreement and loan were described in Agilent’s proxy statement for its 2006 annual meeting. A summary compensation sheet for fiscal 2006 covering Agilent’s named executive officers, including Mr. Dillon, was filed as Exhibit 10.60 to Agilent’s Annual Report on Form 10-K for the year ended October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ MARIE OH HUBER
	Name:	Marie Oh Huber
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: October 25, 2006